                                                                    EXHIBIT 4(E)

                                                               EXECUTION VERSION

                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

                         PNC BANK, NATIONAL ASSOCIATION
              (AS LENDER, ADMINISTRATIVE AGENT AND LEAD ARRANGER);
                          KEYBANK NATIONAL ASSOCIATION
                     (AS LENDER AND SYNDICATION AGENT); AND
                         THE OTHER LENDERS PARTY HERETO

                                      WITH

                                  LESCO, INC.;
                              LESCO SERVICES, INC.;
                            LESCO TECHNOLOGIES, LLC;

                                       AND

                        AIM LAWN & GARDEN PRODUCTS, INC.;
                                   (BORROWERS)

                                December 30, 2003

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                                TABLE OF CONTENTS

                                                                                                                Page
I.       DEFINITIONS.........................................................................................     1
                  1.1.     Accounting Terms..................................................................     1
                  1.2.     General Terms.....................................................................     1
                  1.3.     Uniform Commercial Code Terms.....................................................    17
                  1.4.     Certain Matters of Construction...................................................    17

II.      ADVANCES, PAYMENTS..................................................................................    18
                  2.2.     Procedure for Borrowing Advances..................................................    18
                  2.3.     Disbursement of Advance Proceeds..................................................    20
                  2.4.     [Intentionally Omitted.]..........................................................    21
                  2.5.     Maximum Advances..................................................................    21
                  2.6.     Repayment of Advances.............................................................    21
                  2.7      Repayment of Excess Advances......................................................    21
                  2.8      Statement of Account..............................................................    21
                  2.9.     Letters of Credit.................................................................    22
                  2.10     Issuance of Letters of Credit.....................................................    22
                  2.11     Requirements For Issuance of Letters of Credit....................................    23
                  2.12.    Additional Payments...............................................................    24
                  2.13.    Manner of Borrowing and Payment...................................................    24
                  2.14.    [Intentionally Omitted.]..........................................................    26
                  2.15.    Use of Proceeds...................................................................    26
                  2.16.    Defaulting Lender.................................................................    26

III.     INTEREST AND FEES...................................................................................    27
                  3.1.     Interest..........................................................................    27
                  3.2.     Letter of Credit Fees.............................................................    27
                  3.3.     Facility Fee......................................................................    28
                  3.4.     [Intentionally Omitted.]..........................................................    28
                  3.5.     Computation of Interest and Fees..................................................    28
                  3.6.     Maximum Charges...................................................................    29
                  3.7.     Increased Costs...................................................................    29
                  3.8.     Basis For Determining Interest Rate Inadequate or Unfair..........................    30
                  3.9.     Capital Adequacy..................................................................    30
                  3.10.    Gross Up for Taxes................................................................    31
                  3.11.    Withholding Tax Exemption.........................................................    31

IV.      COLLATERAL:  GENERAL TERMS..........................................................................    32
                  4.1.     Security Interest in the Collateral...............................................    32
                  4.2.     Perfection of Security Interest...................................................    32
                  4.3.     Disposition of Collateral.........................................................    33

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
                  4.4.     Preservation of Collateral........................................................    33
                  4.5.     Ownership of Collateral...........................................................    33
                  4.6.     Defense of Agent's and Lenders' Interests.........................................    34
                  4.7.     Books and Records.................................................................    34
                  4.8.     Financial Disclosure..............................................................    34
                  4.9.     Compliance with Laws..............................................................    35
                  4.10.    Inspection of Premises............................................................    35
                  4.11.    Insurance.........................................................................    35
                  4.12.    Failure to Pay Insurance..........................................................    36
                  4.13.    Payment of Taxes..................................................................    36
                  4.14.    Payment of Leasehold Obligations..................................................    37
                  4.15.    Receivables.......................................................................    37
                           (a)      Nature of Receivables....................................................    37
                           (b)      Solvency of Customers....................................................    37
                           (c)      Locations of Borrower....................................................    37
                           (d)      Collection of Receivables................................................    38
                           (e)      Notification of Assignment of Receivables................................    38
                           (f)      Power of Agent to Act on Borrowers' Behalf...............................    38
                           (g)      No Liability.............................................................    39
                           (h)      Establishment of a Lockbox Account, Dominion Account.....................    39
                           (i)      Adjustments..............................................................    40
                  4.16.    Inventory.........................................................................    40
                  4.17.    Maintenance of Equipment..........................................................    40
                  4.18.    Exculpation of Liability..........................................................    40
                  4.19.    Environmental Matters.............................................................    40
                  4.20.    Financing Statements..............................................................    42

V.       REPRESENTATIONS AND WARRANTIES......................................................................    42
                  5.1.     Authority.........................................................................    43
                  5.2.     Formation and Qualification.......................................................    43
                  5.3.     Survival of Representations and Warranties........................................    43
                  5.4.     Tax Returns.......................................................................    43
                  5.5.     Financial Statements..............................................................    44
                  5.6.     Corporate Name....................................................................    45
                  5.7.     O.S.H.A. and Environmental Compliance.............................................    45
                  5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.......................    45
                  5.9.     Patents, Trademarks, Copyrights and Licenses......................................    46
                  5.10.    Licenses and Permits..............................................................    47
                  5.11.    Default of Indebtedness...........................................................    47
                  5.12.    No Default........................................................................    47
                  5.13.    No Burdensome Restrictions........................................................    47
                  5.14.    No Labor Disputes.................................................................    47
                  5.15.    Margin Regulations................................................................    48
                  5.16.    Investment Company Act............................................................    48

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
                  5.17.    Disclosure........................................................................    48
                  5.18.    [Intentionally Omitted.]..........................................................    48
                  5.19.    Swaps.............................................................................    48
                  5.20.    Conflicting Agreements............................................................    48
                  5.21.    Application of Certain Laws and Regulations.......................................    48
                  5.22.    Business and Property of Borrowers................................................    48
                  5.23.    Section 20 Subsidiaries...........................................................    48
                  5.24     Anti-Terrorism Laws...............................................................    49
                           (a)      General..................................................................    49
                           (b)      Executive Order No. 13224................................................    49

VI.      AFFIRMATIVE COVENANTS...............................................................................    50
                  6.1.     Payment of Fees...................................................................    50
                  6.2      Conduct of Business and Maintenance of Existence and Assets.......................    50
                  6.3.     Violations........................................................................    50
                  6.4.     Government Receivables............................................................    50
                  6.5.     [Intentionally Omitted.]..........................................................    50
                  6.6.     Fixed Charge Coverage Ratio.......................................................    50
                  6.7.     Additional Mortgage; Title Insurance..............................................    50
                  6.8.     Landlord's Waivers................................................................    51
                  6.9.     Execution of Supplemental Instruments.............................................    51
                  6.10.    Payment of Indebtedness, Including Taxes, Etc.....................................    51
                  6.11.    Standards of Financial Statements.................................................    51
                  6.12.    Inventory Appraisals..............................................................    52
                  6.13     Field Examinations................................................................    52
                  6.14     Anti-Terrorism Laws...............................................................    52
                  6.15     Tax Shelter Provisions............................................................    52

VII.     NEGATIVE COVENANTS..................................................................................    52
                  7.1.     Merger, Consolidation, Acquisition and Sale of Assets.............................    53
                  7.2.     Creation of Liens.................................................................    53
                  7.3.     Guarantees........................................................................    53
                  7.4.     Investments.......................................................................    53
                  7.5.     Loans.............................................................................    53
                  7.6.     [Intentionally Omitted.]..........................................................    53
                  7.7.     Dividends.........................................................................    53
                  7.8.     Indebtedness......................................................................    54
                  7.9.     Nature of Business................................................................    54
                  7.10.    Transactions with Affiliates......................................................    54
                  7.11.    Leases............................................................................    54
                  7.12.    Subsidiaries......................................................................    54
                  7.13.    Fiscal Year and Accounting Changes................................................    54
                  7.14.    Pledge of Credit..................................................................    54
                  7.15.    Amendment of Articles of Incorporation, By-Laws...................................    54

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
                  7.16.    Compliance with ERISA.............................................................    55
                  7.17.    Prepayment of Indebtedness........................................................    55
                  7.18.    Other Agreements..................................................................    55

VIII.    CONDITIONS PRECEDENT................................................................................    55
                  8.1.     Conditions to Initial Advances....................................................    55
                           (a)      Note; Other Documents....................................................    55
                           (b)      Filings, Registrations and Recordings....................................    55
                           (c)      Corporate Proceedings of Borrowers.......................................    56
                           (d)      Incumbency Certificates of Borrowers.....................................    56
                           (e)      [Intentionally Omitted.].................................................    56
                           (f)      [Intentionally Omitted.].................................................    56
                           (g)      Certificates.............................................................    56
                           (h)      Good Standing Certificates...............................................    56
                           (i)      Legal Opinion............................................................    56
                           (j)      No Litigation............................................................    56
                           (k)      Financial Condition Certificates.........................................    57
                           (l)      Collateral Examination...................................................    57
                           (m)      Fees.....................................................................    57
                           (n)      Pro Forma Financial Statements...........................................    57
                           (o)      Payment of Existing Indebtedness.........................................    57
                           (p)      Accounts Sales Agreement.................................................    57
                           (q)      Insurance................................................................    57
                           (r)      Title Insurance..........................................................    57
                           (s)      Environmental Reports....................................................    57
                           (t)      Payment Instructions.....................................................    58
                           (u)      Projections..............................................................    58
                           (v)      Consents.................................................................    58
                           (w)      No Adverse Material Change...............................................    58
                           (x)      Leasehold Agreements.....................................................    58
                           (y)      Mortgage.................................................................    58
                           (z)      Contract Review..........................................................    58
                           (aa)     Closing Certificate......................................................    58
                           (bb)     Borrowing Base...........................................................    58
                           (cc)     Undrawn Availability.....................................................    58
                           (dd)     Other....................................................................    59
                  8.2.     Conditions to Each Advance........................................................    59
                           (a)      Representations and Warranties...........................................    59
                           (b)      No Default...............................................................    59
                           (c)      Maximum Advances.........................................................    59

IX.      INFORMATION AS TO BORROWER..........................................................................    59
                  9.1.     Disclosure of Material Matters....................................................    59
                  9.2.     Borrowing Base; Schedules.........................................................    59

                  9.4.     Litigation........................................................................    60
                  9.5.     Material Occurrences..............................................................    60
                  9.6.     Government Receivables............................................................    60
                  9.7.     Annual Financial Statements.......................................................    60
                  9.8.     Quarterly Financial Statements....................................................    61
                  9.9.     Monthly Financial Statements......................................................    61
                  9.10.    Other Reports.....................................................................    62
                  9.11.    Additional Information............................................................    62
                  9.12.    Projected Operating Budget........................................................    62
                  9.13.    Variances From Operating Budget...................................................    62
                  9.14.    Notice of Suits, Adverse Events...................................................    62
                  9.15.    ERISA Notices and Requests........................................................    63
                  9.16.    Additional Documents..............................................................    63
                  9.17.    Tax Shelter Provisions............................................................    63

X.       EVENTS OF DEFAULT...................................................................................    64

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..........................................................    66
                  11.1     Rights and Remedies...............................................................    66
                  11.2.    Agent's Discretion................................................................    67
                  11.3.    Setoff............................................................................    67
                  11.4.    Rights and Remedies not Exclusive.................................................    67
                  11.5.    Allocation of Payments After Event of Default.....................................    67

XII.     WAIVERS AND JUDICIAL PROCEEDINGS....................................................................    68
                  12.1.    Waiver of Notice..................................................................    68
                  12.2.    Delay.............................................................................    68
                  12.3.    Jury Waiver.......................................................................    68

XIII.    EFFECTIVE DATE AND TERMINATION......................................................................    69
                  13.1.    Term..............................................................................    69
                  13.2.    Termination.......................................................................    69

XIV.     REGARDING AGENT.....................................................................................    69
                  14.1.    Appointment, Intercreditor Agreement..............................................    69

14.2.    Nature of Duties....................................................................................    70
                  14.3.    Lack of Reliance on Agent and Resignation.........................................    70
                  14.5.    Certain Rights of Agent...........................................................    71
                  14.5.    Reliance..........................................................................    71
                  14.6.    Notice of Default.................................................................    71
                  14.7.    Indemnification...................................................................    71
                  14.8.    Agent in its Individual Capacity..................................................    72

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
                  14.9.    Delivery of Documents.............................................................    72
                  14.10.   Borrowers' Undertaking to Agent...................................................    72
                  14.11.   No Reliance on Agent's Customer Identification Program............................    72

XV.      BORROWING AGENCY....................................................................................    72
                  15.1.    Borrowing Agency Provisions.......................................................    72
                  15.2.    Waiver of Subrogation.............................................................    73

XVI.     MISCELLANEOUS.......................................................................................    73
                  16.1.    Governing Law.....................................................................    73
                  16.2.    Entire Understanding..............................................................    74
                  16.3.    Successors and Assigns; Participations; New Lenders...............................    76
                  16.4     Application of Payments, Overadvances for GE Capital Proceeds.....................    77
                  16.5.    Indemnity.........................................................................    78
                  16.6.    Notice............................................................................    78
                  16.7     Survival..........................................................................    80
                  16.8.    Severability......................................................................    81
                  16.9.    Expenses..........................................................................    81
                  16.10.   Injunctive Relief.................................................................    81
                  16.11.   Consequential Damages.............................................................    81
                  16.12.   Captions..........................................................................    81
                  16.13.   Counterparts; Telecopied Signatures...............................................    81
                  16.14.   Construction......................................................................    81
                  16.15    Confidentiality; Sharing Information..............................................    82
                  16.16.   PNC Consent.......................................................................    82
                  16.17.   Publicity.........................................................................    83

                                REVOLVING CREDIT

                                      AND

                               SECURITY AGREEMENT

         Revolving Credit and Security Agreement (this "Agreement") dated as of December 30, 2003, among LESCO, INC., a corporation organized under the laws of the State of Ohio ("LESCO"), LESCO SERVICES, INC., a corporation organized under the laws of the State of Ohio ("LSI"), LESCO TECHNOLOGIES, LLC, a limited liability company organized under the laws of the State of Nevada ("Technologies"), and AIM LAWN & GARDEN PRODUCTS, INC., a corporation organized under the laws of the State of Ohio ("AIM"), each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender"), KEYBANK NATIONAL ASSOCIATION, as syndication agent, and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

         1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers for the fiscal year ended December 31, 2002.

         1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

                  "Accountants" shall have the meaning set forth in Section 9.7 hereof.

                  "Accounts Sales Agreement" shall mean that certain Portfolio Purchase and Sale Agreement dated as of December 16, 2003 by and among Borrowers and GE Capital pursuant to which GE Capital is purchasing certain Receivables of LESCO.

                  "ACH Transactions" shall mean any cash management or related services including the automated clearing house transfer of funds by the Agent for the account of any Borrower pursuant to agreement or overdrafts.

                  "Advances" shall mean and include the Revolving Advances and Letters of Credit and GE Proceeds Advances.

                  "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Open Rate in effect on such day plus 1/2 of 1%.

                  "Anti-Terrorism Laws" shall mean any Applicable Law relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

                  "Applicable Law" shall mean all laws, rules and regulations applicable to the person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

                  "Applicable Margin" shall mean, as applicable:

                  (A) the percentage spread to be added to the Alternate Base Rate at the indicated level of Fixed Charge Coverage Ratio in the pricing grid on Schedule 1.2(a) below the heading "Alternate Base Rate Spread," or

                  (B) the percentage spread to be added to the Eurodollar Rate at the indicated level of Fixed Charge Coverage Ratio in the pricing grid on Schedule 1.2(a) below the heading "Eurodollar Rate Spread."

                  The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.2(a).

                  "Authority" shall have the meaning set forth in Section
4.19(d).

                  "Bank Products" shall mean any one or more of the following types of services or facilities extended to any Borrower by the Agent or any Lender, or any Affiliate of the Agent or any Lender in reliance on the Agent's or such Lender's agreement, respectively, to indemnify such Affiliate: (a) credit cards, (b) ACH Transactions, (c) Interest Rate Protection Agreements, and
(d) foreign exchange contracts.

                  "Bank Products Reserves" shall mean all reserves which the Agent from time to time establishes in its sole discretion for the Bank Products then provided or outstanding.

                  "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "Blocked Accounts" shall have the meaning set forth in Section 4.15(h).

                  "Blocked Person" shall have the meaning assigned to such term in Section 5.24.

                  "Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

                  "Borrowing Base Certificate" shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A hereto.

                  "Borrowers on a consolidated basis" shall mean LESCO, LSI, Technologies, and AIM.

                  "Borrowers' Account" shall have the meaning set forth in
Section 2.8.

                  "Borrowing Agent" shall mean LESCO.

                  "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

                  "Certificates of Deposit" shall mean the following certificates of deposit issued by PNC to LESCO, and any extensions, renewals or replacements thereof: (a) Certificate No. 31700218617 purchased September 14, 2001, in the amount of $472,500, and (b) Certificate No. 31300222218 purchased December 10, 2001, in the amount of $472,500.

                  "Change of Control" shall mean (a) the occurrence of any event (whether in one or more transactions) which results in a transfer of control of any Borrower to a Person who is not an Original Owner or (b) any merger or consolidation of or with any Borrower or sale of all or substantially all of the property or assets of any Borrower. For purposes of this definition, "control of Borrower" shall mean the power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of directors of any Borrower or (y) to direct or cause the direction of the management and policies of any Borrower by contract or otherwise.

                  "Change of Ownership" shall mean (a) 50% or more of the common stock or other ownership interests of any Borrower is no longer owned or controlled by (including for the purposes of the calculation of percentage ownership, any shares of common stock or other ownership interests into which any capital stock or other ownership interests of any Borrower held by any of the Original Owners is convertible or for which any such shares of the capital stock or other ownership interests of any Borrower or of any other Person may be exchanged and any shares of common stock or other ownership interests issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) a Person who is an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of any Borrower.

                  "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, or any of the Borrowers.

                  "Closing Date" shall mean December 30, 2003 or such other date as may be agreed to by the parties hereto.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "Collateral" shall mean and include:

                  (a)      all Receivables;

                  (b)      all Equipment;

                  (c)      all General Intangibles;

                  (d)      all Inventory;

                  (e)      all Investment Property;

                  (f)      all Real Property subject to the Mortgages;

                  (g)      the Leasehold Interests;

                  (h) all of each Borrower's right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to
any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit, the Certificates of Deposit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Borrower;

                  (i) all of each Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d),
(e), (f), (g) or (h) of this Paragraph; and

                  (j)      all proceeds and products of (a), (b), (c), (d), (e),
(f), (g), (h) and (i) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(b) hereof.

                  "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

                  "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

                  "Customs" shall have the meaning set forth in Section 2.11(c) hereof.

                  "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

                  "Defaulting Lender" shall have the meaning set forth in
Section 2.16(a) hereof.

                  "Depository Accounts" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "Disputanta Sales Agreement" shall mean that certain Asset Purchase Agreement dated October 24, 2002, between the Disputanta Purchaser as purchaser and LESCO as seller.

                  "Disputanta Note" shall mean that certain promissory note dated November 4, 2002, made by the Disputanta Purchaser in favor of LESCO in the stated principal amount of $1,850,000.

                  "Disputanta Purchaser" shall mean KPAC Holdings, Inc., a Virginia corporation.

                  "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

                  "Dollar" and the sign "$" shall mean lawful money of the United States of America.

                  "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

                  "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrowers on a consolidated basis for such period, plus (ii) all interest expense of Borrowers on a consolidated basis for such period, plus (iii) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes.

                  "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period; provided however, the effect of the following items shall be excluded from the calculation of EBITDA to the extent that such items are included in EBITDA in the first instance: (a) expenses of terminating or hedging any Interest Rate Protection Agreement entered into pursuant to the Existing Loan Agreement, (b) acceleration of expenses in connection with the Borrowers' restructuring effected in January, 2002, (c) nonrecurring fees charged by the Agent and the Lenders under this Agreement, or (d) fees payable to GE Capital under the Accounts Sales Agreement and/or the GE Program Agreement which are payable on the Closing Date and charges taken by the Borrowers with respect to the accounts sold by the Borrowers to GE Capital, the foregoing not in excess of $5,000,000 in the aggregate. To the extent that (A) Borrowers establish bad debt reserves for their accounts and such reserves are later reversed, and

(B) the Borrowers reverse charges taken with respect to the Account Sales Agreement and/or the GE Program Agreement, then the amount of such reserves and charges which are reversed shall be subtracted from EBITDA.

                  "Eligible Inventory" shall mean and include Inventory excluding work in process, with respect to each Borrower valued at the lower of cost (average cost method) or market value, which is not, in Agent's reasonable opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof. Any Inventory located on a leased premises for which the Agent has not received a satisfactory landlord's or warehouseman's agreement within ninety
(90) days after the Closing Date shall be excluded from Eligible Inventory unless such Inventory is subject to a reserve in an amount established by the Agent in it sole reasonable discretion (but in the case of leased premises, in no event more than three months of rental payments for such premises) . Eligible Inventory shall exclude all Inventory in-transit; provided however, (i) Stores-on-Wheels Inventory which meets the other criteria set forth above and for which title has passed to a Borrower and which is insured to the full value thereof shall be included in Eligible Inventory, and (ii) Inventory in transit by common carrier from one of the Borrowers' locations set forth on Schedule 4.5 to another of the Borrower's locations set forth on Schedule 4.5 and which is insured to the full value thereof shall be included in Eligible Inventory, subject to applicable reserves established by the Agent with respect to unpaid freight charges related to such in-transit Inventory.

                  "Environmental Complaint" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, published guidelines, written interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "Equipment" shall mean and include as to each Borrower all of such Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

                  "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if British Banker's Association or its successor ceases to provide such quotes, a comparable replacement determined by Agent) display page 3750 (or such other display page on Moneyline Telerate Service as may replace display page 3750) two
(2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (b) a number equal to 1.00 minus the Reserve Percentage. The Eurodollar Rate may also be expressed by the following formula:

         Average of London interbank offered rates quoted by BBA as shown on
Eurodollar Rate =Moneyline Telerate display page 3750 or appropriate successor / 1.00 - Reserve Percentage

                  "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

                  "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

                  "Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  "Existing Loan Agreement" shall mean that certain Revolving Credit, Term Loan and Security Agreement dated January 14, 2002, as amended, among the Borrowers, PNC Bank, National Association, as administrative agent, and the other lenders for which PNC Bank serves as administrative agent.

                  "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  "Federal Funds Open Rate" shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the open rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Bank, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the Open Rate on the immediately preceding Business Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

                  "Fee Letter" shall mean the fee letter dated December 30, 2003, among Borrowers and PNC.

                  "Fixed Charge Coverage Ratio" shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus Non-Financed Capital Expenditures, minus income taxes expensed on a consolidated basis (but excluding any non-recurring tax adjustments related to any of the exclusions set forth in items (a), (b) or (c) in the definition of "EBITDA" herein), minus cash dividends on and redemptions of capital stock from and after the Closing Date (other than redemptions of or with respect to shares of LESCO's Series B preferred stock which occur prior to March 31, 2004), all the foregoing during such period to (b) Fixed Charges during such period.

                  "Fixed Charges" shall mean the sum of consolidated interest expense of the Borrowers on a consolidated basis, Senior Debt Payments, principal on other Indebtedness for borrowed money, and payments under capitalized leases, the foregoing all as determined in conformity with GAAP.

                  "Formula Amount" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "GE Capital" shall mean GE Capital Financial Inc., a Utah industrial loan corporation.

                  "GE Capital Proceeds" shall mean proceeds of any of the Borrowers' accounts receivable purchased by GE Capital pursuant to the Account Sales Agreement or payments due under the GE Program Agreement from customers of any of the Borrowers.

                  "GE Proceeds Advance" shall have the meaning set forth in
Section 16.4(b).

                  "General Intangibles" shall mean and include as to each Borrower all of such Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "GE Program Agreement" shall mean that certain Private Label Business Credit Program Agreement dated as of December 16, 2003 by and among Borrowers and GE Capital.

                  "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "Hazardous Discharge" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "Hazardous Wastes" shall mean all wastes subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

                  "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "Industrial Revenue Bonds" shall mean the Industrial Revenue Bonds (LESCO, Inc. Project) issued by the County of Belmont, Ohio in a principal amount of $5,875,000 and supported by, inter alia, the IRB Letter of Credit.

                  "IRB Letter of Credit" shall mean that certain Letter of Credit No. A-304726 dated March 1, 1993, as amended by that Irrevocable Letter of Credit No. S304726PGH dated October 23, 1998, and as further amended, issued by PNC Bank, National Association in favor of The Bank of New York, successor to Irving Trust Company, in its capacity as Trustee under the Indenture of Trust dated as of January 1, 1988, between the Trustee and the County of Belmont, Ohio, for the account of LESCO, Inc. in the face amount of $6,230,720.

                  "IRB Mortgage" shall mean that certain Open-End Shared Mortgage and Security Agreement, dated as of January 1, 1988, from LESCO, Inc. (as the Mortgagor) to the Director of

Development of the State of Ohio and Irving Trust Company (in its capacity as Trustee under the Indenture of Trust dated as of January 1, 1988) and Irving Trust Company (as Issuer of a Letter of Credit), recorded on January 28, 1988 in Mortgage Volume 548, Page 139 of the Belmont County, Ohio, Records.

                  "IRB Mortgage Assignment" shall mean that certain First Amendment to and Assignment of Open-End Shared Mortgage and Security Agreement dated January 13, 1993 by and among LESCO, Inc. (as the Mortgagor), the Director of Development of the State of Ohio, The Bank of New York, successor to Irving Trust Company (in its capacity as Trustee under the Indenture of Trust dated as of January 1, 1988) and Pittsburgh National Bank recorded on February 13, 1993 in Mortgage Volume 598, Page 98 of the Belmont County, Ohio, Records.

                  "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "Intercreditor Agreement" shall mean that certain Intercreditor Agreement between GE Capital and the Agent with respect to (i) the rights of GE Capital in the Receivables and related property sold by LESCO to GE Capital under the Accounts Sales Agreement and in payments due under the GE Program Agreement from customers of any of the Borrowers, and (ii) the rights of the Agent, for the benefit of the Lenders, in the Collateral, together with that certain Consent and Agreement executed by each Borrower for the benefit of the Agent and GE Capital, all in substantially the form of Exhibit 14.1.

                  "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

                  "Interest Rate Protection Agreements" shall mean documentation for interest rate swaps in a standard International Swap Dealer Association Agreement or such other form as is acceptable to the Agent which provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary basis.

                  "Inventory" shall mean and include as to each Borrower all of such Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory Advance Rates" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

                  "Investment Property" shall mean and include as to each Borrower, all of such Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

                  "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

                  "Leasehold Interests" shall mean all of each Borrower's right, title and interest in and to the leasehold interests under ground leases identified on Schedule 4.19 hereto.

                  "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

                  "Letter of Credit Fees" shall have the meaning set forth in
Section 3.2.

                  "Letters of Credit" shall have the meaning set forth in
Section 2.9.

                  "LFI" shall mean LESCO Funding, Inc., a Delaware corporation and a wholly-owned subsidiary of LESCO.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the Borrowers, taken as a whole, (b) the Borrowers' ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                  "Maximum Revolving Advance Amount" shall mean $50,000,000.

                  "Monthly Advances" shall have the meaning set forth in Section
3.1 hereof.

                  "Mortgage" shall mean with respect to Real Property owned by any Borrower, or leased by a Borrower pursuant to a ground lease, and located in Avon Lake, Ohio, Hatfield, Massachusetts, Martins Ferry, Ohio, and Sebring, Florida (but excluding the real property owned by LESCO and located in Wellington, Ohio, Stockton, California and Windsor, New Jersey), a mortgage on such Real Property or the Borrower's Leasehold Interests in such ground lease securing the original principal amount of up to $50,000,000 together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders' equity on a balance sheet of LESCO on a consolidated basis determined in accordance with GAAP as at such date.

                  "Non-Financed Capital Expenditures" shall mean capital expenditures of the Borrowers which are not financed by any third party lender but shall include capital expenditures which are financed with Revolving Advances.

                  "Note" shall mean the Revolving Credit Note.

                  "Note Pledge Agreement" shall mean the Note Pledge Agreement with respect to the Disputanta Note executed and delivered by LESCO to the Agent for the benefit of the Lenders.

                  "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrowers to Lenders or Agent or any Affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including, without limitation, this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement (including the Interest Rate Protection Agreement) entered into with the Agent or any Lender or any of their respective Affiliate[s], or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lender's or any of their respective Affiliate's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders or any of their respective Affiliates and any Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender or any of their respective Affiliates incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Borrower to Agent or Lenders to perform acts or refrain from taking any action.

                  "Original Owners" shall mean the shareholders of LESCO as of the Closing Date.

                  "Other Documents" shall mean the Mortgage, the Note, the Patent, Trademark and Copyright Security Agreement, the Note Pledge Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this

                  "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "Patent, Trademark and Copyright Security Agreement" shall mean the Patent, Trademark and Copyright Security Agreement executed and delivered by each of the Borrowers to the Agent for the benefit of the Lenders.

                  "Payment Office" shall mean initially Two Tower Center Boulevard, Eighth Floor, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrowers; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) matters of record disclosed on the title insurance commitments obtained pursuant to Section 8.1(r), (d) Liens disclosed in the financial statements or notes thereto referred to in Section 5.5, the existence of which Agent has consented to in writing; (e) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (f) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower's business; (g) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of any Borrower's business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (h) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of the Borrowers and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (i) growers' and other statutory

Liens on grass seed, (j) Liens which individually or in the aggregate do no encumber Collateral having a value in excess of $500,000; and (k) Liens disclosed on Schedule 1.2(p).

                  "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "Pro Forma Balance Sheet" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "Pro Forma Financial Statements" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

                  "Purchasing Lender" shall have the meaning set forth in
Section 16.3 hereof.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended.

                  "Real Property" shall mean all of each Borrower's right, title and interest in and to owned premises and premises leased pursuant to a ground lease, all the foregoing as identified on Schedule 4.19 hereto.

                  "Receivables" shall mean and include, as to each Borrower, all of such Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables, and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "Reimbursement Agreement" shall mean that certain Reimbursement Agreement dated as of March 1, 1993, as amended, between LESCO and PNC (formerly known as Pittsburgh National Bank) relating to the IRB Letter of Credit.

                  "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

                  "Required Lenders" shall mean Lenders holding at least fifty-one percent (51%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least fifty-one percent (51%) of the Commitment Percentages.

                  "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding.

                  "Revolving Advances" shall mean Advances made other than Letters of Credit.

                  "Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

                  "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

                  "Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder, plus, (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money, plus (e) to the extent not included in EBITDA, recurring fees paid to GE Capital with respect to the Accounts Sales Agreement and/or the GE Program Agreement; provided, Senior Debt Payments shall not include nonrecurring fees charged by the Agent and the Lenders under this Agreement or by GE Capital under the Accounts Sales Agreement and/or the GE Program Agreement which are payable on or before the Closing Date.

                  "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "Stores-on-Wheels Inventory" shall mean Inventory which is located on motor vehicles owned or leased by a Borrower and from which such Borrower sells such Inventory to its Customers in the ordinary course of business.

                  "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Term" shall have the meaning set forth in Section 13.1 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Sections 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

                  "Transactions" shall have the meaning set forth in Section 5.5 hereof.

                  "Transferee" shall have the meaning set forth in Section 16.3(b) hereof.

                  "Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount plus outstanding Letters of Credit or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding beyond sixty (60) days from the due date, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

                  "USA Patriot Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

                  "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

         1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of Ohio from time to time shall have the meaning given therein unless otherwise defined herein. To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

         1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders.

Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.      ADVANCES, PAYMENTS.

         2.1.     (a)      Revolving Advances. Subject to the terms and
conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and GE Proceeds Advances or (y) an amount equal to the sum of:

                                    (i)      up to the lesser of (A) 53.7%,
                           subject to the provisions of Section 2.1(c) hereof, during the period from October 1 through February 29 of any calendar year and 60%, subject to the provisions of Section 2.1(c) hereof, during the period from March 1 through September 30 of any calendar year ("Inventory Advance Rates"), of the value of Eligible Inventory, or (B) $50,000,000, minus

                                    (ii)     the amount by which the
                           availability for Revolving Advances based upon Stores-on-Wheels Inventory under item (i) above exceeds $4,000,000; minus

                                    (iii)    the aggregate amount of outstanding
                           Letters of Credit and GE Proceeds Advances, minus

                                    (iv)     the Bank Products Reserves and such
                           other reserves as Agent may reasonably deem proper and necessary from time to time.

         The amount derived from (x) Section 2.1(a)(y)(i) minus the sum of (y) Sections 2.1 (a)(y)(ii), (iii) and (iv) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).

                  (b)      [Intentionally Omitted.]

                  (c) Discretionary Rights. Subject to Section 16.2, the Inventory Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Inventory Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrowing Agent.

         2.2.     Procedure for Borrowing Advances.

                  (a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any Other Document, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

                  (b) Notwithstanding the provisions of (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business
Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

                  Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) hereinbelow.

                  (d) Provided that no Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                  (e)      [Intentionally Omitted.]

                  (f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

                  (g) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.

         2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4.     [Intentionally Omitted.]

         2.5. Maximum Advances. The aggregate balance of Revolving Advances outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Advance Amount less outstanding Letters of Credit, or (b) the Formula Amount.

         2.6.     Repayment of Advances.

                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                  (b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one
(1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent in the Agent's reasonable discretion, and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.

                  (d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.7. Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.8. Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.9. Letters of Credit. Subject to the terms and conditions hereof and upon prior request by Borrowing Agent to Agent by 10:00 a.m. on the date which is five (5) Business Days prior to the proposed issuance thereof, Agent shall issue or cause the issuance of Letters of Credit ("Letters of Credit") on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit and GE Proceeds Advances to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $20,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest. The term "Letters of Credit" shall include, subject to Section 2.11(e) hereof, the IRB Letter of Credit and the other Letters of Credit set forth on Schedule 2.9, each of which shall be deemed to be issued pursuant to this Agreement as of the date hereof.

         2.10.    Issuance of Letters of Credit.

                  (a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

         2.11.    Requirements For Issuance of Letters of Credit.

                  (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower other than due to Agent's, Lender's or Issuer's gross negligence or willful misconduct. Borrowers shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or any of such correspondent's gross negligence or willful misconduct.

                  (b) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount or the Formula Amount, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                  (e) Each Borrower, the Agent and each Lender hereby acknowledge and agree that from and after the Closing Date, the IRB Letter of Credit shall be deemed to be a Letter of Credit subject to the terms and conditions of this Agreement, including, without limitation, Sections 2.9 through 2.11 and Section 3.2; provided however, that (i) the fees payable by the Borrowers with respect to the IRB Letter of Credit are hereby amended to be equal to the Letter of Credit Fees, which fees shall be payable to the Lenders ratably based upon the respective Commitment Percentage of each Lender and at the times provided for in Section 3.2(a) hereof, (ii) the Reimbursement Agreement and pledge agreement in favor of PNC Bank with respect to the IRB Letter of Credit shall be deemed to be in favor of the Agent for the benefit of the Lenders, and (iii) each of the Borrowers other than LESCO acknowledges and agrees that it is receiving valuable consideration and a direct benefit from the continuation of the IRB Letter of Credit and waive any defense to payment of the reimbursement obligation with respect to the IRB Letter of Credit. The rights and remedies of the Agent and the Lenders under this Agreement and under the Reimbursement Agreement and pledge agreement related to the IRB Letter of Credit shall be cumulative and may be exercised successively or concurrently.

         2.12. Additional Payments. Any sums expended by Agent or any Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.

         2.13.    Manner of Borrowing and Payment.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.

                  (b) Each payment (including each prepayment) by Borrowers on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                  (c)      (i)      Notwithstanding anything to the contrary
contained in Sections 2.13(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                                    (ii)    Each Lender shall be entitled
                           to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

                                   (iii)    Promptly following each Settlement
                           Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.

         2.14.    [Intentionally Omitted.]

         2.15. Use of Proceeds. Borrowers shall apply the proceeds of Advances to provide for their working capital needs, to pay fees and expenses relating to this transaction and the transactions contemplated by the Accounts Sales Agreement, for capital expenditures and for general corporate purposes of the Borrowers.

         2.16.    Defaulting Lender.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.16 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.16, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.16 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1. Interest. Interest on Revolving Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two percent (2%) per annum (the "Default Rate").

         3.2.     Letter of Credit Fees.

                  (a) Borrowers shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the applicable letter of credit fee per annum set forth on
Schedule 1.2(a) under the heading "Letter of Credit Fees", such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, for its own account, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the applicable letter of fee per annum set forth on
Schedule 1.2(a) under the heading "Letter of Credit Issuance Fee", such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term, and (z) to the Issuer, for its own account any and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

                  Upon request of the Agent following the occurrence of an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. Facility Fee. If, for any month during the Term, the average daily unpaid balance of the sum of the Revolving Advances plus Letters of Credit outstanding for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to the applicable facility fee per annum set forth on Schedule 1.2(a) under the heading "Facility Fee" on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance of Revolving Advances plus Letters of Credit outstanding. Such fee shall be payable to Agent in arrears on each January 1, April 1, July 1 and October 1.

         3.4.     [Intentionally Omitted.]

         3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 365 or 366 days, as the case may be, and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension.

         3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender reasonably deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

         3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have reasonably determined that:

                  (a) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period;

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.9.     Capital Adequacy.

                  (a) In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

         3.10. Gross Up for Taxes. If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) such Borrower shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         3.11. Withholding Tax Exemption. Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Lender or assignee or participant of a Lender) agrees that it will deliver to each Borrower and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Lender, assignee or participant required to deliver to each Borrower and Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by any Borrower hereunder for the account of such Lender; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole reasonable discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent). Each Lender, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each Borrower and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by any Borrower or Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Code.

                  Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Bank is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Closing Date, and (2) as such other times as are required under the USA Patriot Act.

IV.      COLLATERAL:  GENERAL TERMS

         4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Borrower hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, such Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.

         4.2. Perfection of Security Interest. Each Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements without the signature of any Borrower in accordance with the Uniform Commercial Code as adopted in the State of Ohio from time to time. By its signature hereto, each Borrower hereby authorizes Agent to file against such Borrower, one or more financing, continuation, or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business, (b) the sale of Receivables in accordance with the terms of the Accounts Sales Agreement, and (c) the disposition or transfer for cash or cash equivalents of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $5,000,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest, or (ii) the proceeds of which are remitted to Agent to be applied to the Revolving Advances.

         4.4. Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Borrower's owned or leased property. Each Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower's Equipment and Inventory shall be located at or in transit to the locations set forth on

Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to (i) the sale of Inventory in the ordinary course of business, (ii) transfers of Equipment and Inventory between such locations, and (iii) disposition of Equipment to the extent permitted in
Section 4.3 hereof.

         4.6. Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations pursuant to Section 11.1, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Borrower's possession, they, and each of them, shall be held by such Borrower in trust as Agent's trustee, and such Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrowers.

         4.8. Financial Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of any Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Borrower's financial status and business operations. Each Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9. Compliance with Laws. Each Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower's business. Agent, any Lender and their agents may enter upon any of each Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower's business.

         4.11. Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower's own cost and expense in amounts and with carriers acceptable to Agent, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Borrower is engaged in business;
(e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Borrower to make payment for such loss to Agent and not to such Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Agent jointly, Agent may endorse such Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrowers or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrowers to Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrowers insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrowers which insure Borrowers' insurable properties to the extent such insurance proceeds do not exceed $1,000,000 in the aggregate during such calendar year or $500,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $500,000, then Agent shall not be obligated to remit the insurance proceeds to Borrowers unless Borrowers shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowers have previously received (or, after giving effect to any proposed remittance by Agent to Borrowers would receive) insurance proceeds which equal or exceed $1,000,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrowers upon Borrowers providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred, and (y) Borrowers shall use such insurance proceeds to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose.

         4.12. Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Borrower, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

         4.13. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except to the extent that such Borrower is contesting or disputing such taxes, assessments or Charges in good faith, by protest, administrative or judicial appeal or similar proceedings all conducted in an expeditious manner, provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Agent to protect the security interest and Liens on the Collateral in favor of the Agent for the benefit of the Lenders. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's reasonable opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrowers pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so, except to the extent that such Borrower is contesting or disputing a rental obligation or other lease term in good faith in an expeditious manner, provided that sufficient reserves are established to the reasonable satisfaction of the Agent to protect the security interest and Liens on the Collateral in favor of the Agent for the benefit of the Lenders.

         4.15.    Receivables.

                  (a) Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Agent.

                  (b) Solvency of Customers. Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) Locations of Borrower. Each Borrower's chief executive office is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by

Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) Collection of Receivables. Until any Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do so), each Borrower will, at such Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Subject to
Section 4.15(h) hereof and the terms of the Intercreditor Agreement, each Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) Notification of Assignment of Receivables. At any time following the occurrence of an Event of Default or a Default and subject to the terms of the Intercreditor Agreement, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Following such notice and subject to the terms of the Intercreditor Agreement, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

                  (f) Power of Agent to Act on Borrowers' Behalf. Subject to the terms of the Intercreditor Agreement, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Agent or Agent's designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and
(xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

                  (g) No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default or Default Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

                  (h) Establishment of a Lockbox Account, Dominion Account. Subject to the terms of the Intercreditor Agreement, all proceeds of Collateral shall, at the direction of Agent, be deposited by Borrowers into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrowers and be acceptable to Agent. Prior to the occurrence of an Event of Default, proceeds of sales of inventory which are collected at the service center locations of the Borrowers shall not be required to be deposited into the Blocked Accounts until each such service has collected $5,000 since the time of its last deposit to the Blocked Accounts; provided however, in the event that the aggregate collected funds at all service center locations exceed $500,000 at any one time, Borrowers shall upon the request of the Agent cause such funds in excess of $500,000 to be transferred to the Blocked Accounts. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts. Notwithstanding the foregoing, the requirements of this Section 4.15(h) shall not be applicable until such time after the Closing Date as: (i) Undrawn Availability is less than $20,000,000 on any date during the period from April 1 through November 30 in any year, (ii) Undrawn Availability is less than $10,000,000 on any date during the period from December 1 through March 31 in any year, or (iii) an Event of Default has occurred.

                  (i) Adjustments. Subsequent the occurrence of an Event of Default, no Borrower will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

         4.16. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. Borrower shall use and operate the Equipment in material compliance with all Applicable Law. Each Borrower shall have the right to sell Equipment to the extent set forth in Section 4.3 hereof.

         4.18. Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

         4.19. Environmental Matters. (a) Borrowers shall ensure that the Real Property and Leasehold Interests are in material compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property or Leasehold Interests except as permitted by applicable law or appropriate governmental authorities.

                  (b) Lesco has established and shall maintain its "Environmental Safety Compliance Policy" to assure and monitor continued compliance with all applicable Environmental Laws.

                  (c) Borrowers shall (i) employ in connection with the use of the Real Property and Leasehold Interests appropriate technology necessary to maintain material compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property and Leasehold Interests only at facilities, and transport with carriers, that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property or Leasehold Interests.

                  (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of reportable quantities of any Hazardous Substances at the Real Property or Leasehold Interests (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property or Leasehold Interests, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property, Leasehold Interests or any Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property or Leasehold Interests are located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Notwithstanding the foregoing, notice shall not be required to be given with respect to demands, complaints or notices of private (non-governmental) parties which are not material. Such information is to be provided to allow Agent to protect its security interest in the Real Property and Leasehold Interests and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  Borrowers shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property or Leasehold Interests subject to the Mortgages that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property subject to the Mortgages and the Collateral.

                  (e) Borrowers shall promptly forward to Agent copies of any written request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Borrower and the Authority regarding such claims to Agent until the claim is settled.

                  (f) Borrowers shall timely respond to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property and Leasehold Interests subject to the Mortgages to any Lien. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any applicable Environmental Laws in any material respect, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral: (A) give such notices or
(B) enter onto the Real Property or Leasehold Interests subject to the Mortgages (or authorize third parties to enter onto such Real Property or Leasehold Interests) and take such actions as Agent (or such third parties as directed by Agent) reasonably deem necessary to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Borrower.

                  (g) Upon the written request of Agent in Agent's reasonable discretion, Borrowers shall provide Agent, at Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental consultant acceptable to the Agent in its reasonable discretion, to assess the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property or Leasehold Interests subject to the Mortgages. Any report or investigation of such Hazardous Discharge proposed and in a form acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $450,000, Agent shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Borrowers shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property subject to the Mortgages as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Borrowers' obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers' obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrowers' right, title and interest in and to its owned and leased premises.

         4.20. Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2(p), no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

V.       REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants as follows:

         5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower's corporate or limited liability company powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Borrower is a party or by which it or its property may be bound.

         5.2. Formation and Qualification. (a) Each Borrower is duly incorporated or organized and in good standing or full force and effect under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing or in full force and effect in the states listed on
Schedule 5.2(a) which constitute all states in which qualification and good standing or full force and effect are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Borrower has delivered to Agent true and complete copies of its articles of incorporation and by-laws or operating agreement and will promptly notify Agent of any amendment or changes thereto.

                  (b)      The only Subsidiaries of each Borrower are listed on
Schedule 5.2(b).

         5.3. Survival of Representations and Warranties. All representations and warranties of such Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. Tax Returns. Each Borrower's federal tax identification number is set forth on Schedule 5.4. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, except to the extent that such Borrower is contesting or disputing such taxes, assessments or Charges in good faith, by protest, administrative or judicial appeal or similar proceedings all conducted in an expeditious manner, provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of the Agent to protect the security interest and Liens on the Collateral in favor of the Agent for the benefit of the Lenders. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 2002. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5.     Financial Statements.

                  (a) The pro forma balance sheet of Borrowers on a consolidated basis, which is based on financial statements for the eleven months ended November 30, 2003, taking into account pro forma adjustments related to the consummation of the transactions contemplated under this Agreement and under the Accounts Sales Agreement and the GE Program Agreement, (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement (the "Transactions") and is accurate, complete and correct and fairly reflects the financial condition of Borrowers on a consolidated basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Vice President and Chief Financial Officer of LESCO. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

                  (b) The three year cash flow projections of the Borrowers on a consolidated basis for the fiscal years ended December 31, 2004, 2005 and 2006, and their projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared under the supervision of the Chief Financial Officer of LESCO, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period, all the foregoing subject to the forward looking cautionary language and risk factors set forth in LESCO's periodic statements filed from time to time with the Securities and Exchange Commission. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

                  (c) The consolidated and consolidating balance sheets of the Borrowers, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2002, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, the consolidated balance sheet and consolidated statements being accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of the Borrowers at such date and the results of their operations for such period. Since December 31, 2002, there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. Corporate Name. Except as set forth on Schedule 5.6, no Borrower (a) has been known by any other corporate name in the past five years,
(b) sells Inventory under any other name, and (c) has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7.     O.S.H.A. and Environmental Compliance.

                  (a) Each Borrower has duly complied with, and its facilities, business, assets, property, Leasehold Interests and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.) and all applicable Environmental Laws; except as set forth on Schedule 5.7, there are no material outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, Leasehold Interests or Equipment under any such laws, rules or regulations.

                  (b) Each Borrower has been issued all material required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (c) (i) There are no visible signs of material releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or Leasehold Interests; (ii) during its ownership or lease of the Real Property and Leasehold Interests, no underground storage tanks or polychlorinated biphenyls were placed on the Real Property and Leasehold Interests, and to the Borrowers' knowledge there are no underground storage tanks or polychlorinated biphenyls on the Real Property or Leasehold Interests which were placed on the Real Property of Leasehold Improvements prior to the Borrower's purchase or lease of Real Property or Leasehold Interests; (iii) during its ownership or lease of the Real Property and Leasehold Interests, neither the Real Property nor any Leasehold Interests has ever been used as a treatment, storage or disposal facility of Hazardous Waste, and to the Borrowers knowledge, neither the Real Property nor any Leasehold Interests has ever been used as a treatment, storage or disposal facility of Hazardous Waste prior to the Borrower's purchase or lease of the Real Property or Leasehold Interests; and (iv) no Hazardous Substances are present on the Real Property or Leasehold Interests, excepting (i) such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower, and (ii) Hazardous Substances placed on the Real Property and Leasehold Interests prior to the Borrowers' purchase or lease of the Real Property and Leasehold Interests, of which the Borrower has no knowledge of the presence of such Hazardous Substances.

         5.8.     Solvency; No Litigation, Violation, Indebtedness or Default.

                  (a) Borrowers are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets, calculated on a going concern basis, is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

                  (b) Except as disclosed in Schedule 5.8(b), no Borrower has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities nor indebtedness for borrowed money other than the Obligations.

                  (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Borrower in material violation of any order of any court, governmental authority or arbitration board or tribunal.

                  (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Borrower nor any member of the Controlled Group has materially breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in
Section 406 of the ERISA or Section 4975 of the Code for which an exemption is not available nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

                  5.9. Patents, Trademarks, Copyrights and Licenses. All registered patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright and copyright applications, and all material design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities or are valid by reason of common law rights and constitute all of the material intellectual property rights which are necessary for the operation of its business; there is no material objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all material software used by any Borrower, such Borrower possesses a license to use or is in possession of all source and object codes related to each such piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

         5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Borrower (a) is in material compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

         5.11. Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. No Default. No Borrower is in default in the payment or performance of any of its contractual obligations and no Default has occurred.

         5.13. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which could have a Material Adverse Effect. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

         5.15. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. Disclosure. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to Borrowers which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect.

         5.18.    [Intentionally Omitted.]

         5.19. Swaps. Except for the Interest Rate Protection Agreement set forth on Schedule 5.19, no Borrower is a party to, nor will it be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless the same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. Application of Certain Laws and Regulations. No Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. Business and Property of Borrowers. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than the manufacture, sale and distribution of consumable goods and hard goods used on golf courses and lawns and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the material rights and Consents necessary for the conduct of the business of such Borrower.

         5.23. Section 20 Subsidiaries. Borrowers do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

         5.24. Anti-Terrorism Laws.

                  (a) General.

         None of the Borrowers nor or any Affiliate of any Borrower, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (b) Executive Order No. 13224.

         None of the Borrowers nor any Affiliate thereof, or any of their respective agents acting or benefiting in any capacity in connection with the Advances, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person");

                                    (i) a Person that is listed in the annex to,
                           or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                    (ii) a Person owned or controlled by, or
                           acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

                                    (iii) a Person or entity with which any
                           Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

                                    (iv) a Person or entity that commits,
                           threatens or conspires to commit or supports
                           "terrorism" as defined in the Executive Order No. 13224;

                                    (v) a Person or entity that is named as a
                           "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

                                    (vi) a Person or entity who is affiliated or
                           associated with a Person or entity listed above.

         No Borrower nor or any Affiliate thereof, or to the knowledge of any Borrower or any Affiliate thereof, any of their respective agents acting in any capacity in connection with the Advances, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to any property or interests in property blocked pursuant to the Executive Order No. 13224.

VI.      AFFIRMATIVE COVENANTS.

         Each Borrower (unless the context otherwise indicates that the provision applies only to LESCO) shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.

         6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively in all material respects its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) in all material respects make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.

         6.3. Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

         6.4. Government Receivables. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. [Intentionally Omitted.]

         6.6. Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending December 31, 2003, and at the end of each fiscal quarter thereafter, Borrowers on a consolidated basis shall maintain a Fixed Charge Coverage Ratio, as calculated at the end of each fiscal quarter for the four fiscal quarters then ended, of not less than 1.05 to 1.00.

         6.7. Additional Mortgage; Title Insurance. Provide to the Agent, as soon as practical, but in any event, no later than the date which is one hundred eighty (180) days after the Closing Date, (i) an amendment to the IRB Mortgage and an assignment of the IRB Mortgage Assignment, in form and substance satisfactory to the Agent, granting and conveying a lien in favor of the Lenders against the Real Property located in Martins Ferry, Ohio, and (ii) any and all consents and/or waivers required under the IRB Mortgage and the documents related thereto, (iii) a second Mortgage on LESCO's fee interest in the Real Property located in Martins Ferry, Ohio, together with a fully paid mortgagee title insurance policy (or binding commitment to issue a title insurance policy, marked to agent's satisfaction to evidence the form of such policy to be delivered with respect to such Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent in an amount not less than the fair market value of the Real Property located at Martins Ferry, Ohio which is subject to such Mortgage, insuring the Mortgage to create a valid Lien on such Real Property with no exceptions which Agent shall not have approved in writing, and (iv) an opinion of Baker & Hostetler LLP, counsel to the Borrowers, in form and substance satisfactory to the Agent.

         6.8. Landlord's Waivers Provide to the Agent executed landlord and warehouseman agreements or reaffirmations of landlord and warehouseman agreements delivered under the Existing Loan Agreement satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory is located (and for which Agent has not received such agreements prior to the Closing Date) within ninety (90) days after the Closing Date. In the event that any Inventory is located on a premises for which an acceptable landlord or warehouseman agreement has not been obtained during such period, the Borrowers hereby acknowledge and agree that the Agent shall reduce the Formula Amount calculated under Section 2.1(a)(i) by an amount established by the Agent in its sole reasonable discretion (but in the case of leased premises, in no event more than three months of rental payments related to such premises) for which an acceptable landlord or warehouseman agreement has not been obtained.

         6.9. Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect. Within sixty (60) days after the Closing Date, LESCO shall use its commercially reasonable best efforts to obtain the execution of the Acknowledgment and Estoppel, in substantially the form as Exhibit 6.9 attached hereto with such changes in form and content satisfactory to the Agent, from Sebring Airport Authority, as the landlord with respect to LESCO's Leasehold Interests for its premises in Sebring, Florida.

         6.10. Payment of Indebtedness, Including Taxes, Etc. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including all taxes, assessments, and governmental charges upon it or any of its properties, assets, income or profits, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.11. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.12. Inventory Appraisals. Cause appraisals of the Inventory of Borrowers to be performed by an appraisal firm satisfactory to the Agent at least once annually. Prior to the occurrence and continuation of an Event of Default, the Borrowers shall pay the expenses of such appraisals one time per year. After the occurrence and during the continuation of an Event of Default, all such appraisals shall be at the expense of the Borrowers.

         6.13. Field Examinations. Cause examinations of Collateral to be performed by the Agent or, at Agent's option, a firm satisfactory to the Agent at least twice annually. Prior to the occurrence and continuation of an Event of Default, and so long as after the Closing Date: (i) Undrawn Availability is greater than $20,000,000 at all times during the period from April 1 through November 30 in any year, and (ii) Undrawn Availability is greater than $10,000,000 at all times during the period from December 1 through March 31 in any year, the Borrowers shall pay the expenses of such field examinations two times per year. Prior to the occurrence of an Event of Default, filed examinations in excess of two times per year shall be at the expense of the Lenders. After the occurrence and during the continuation of an Event of Default, or at such time as Undrawn Availability does not exceed the amounts set forth in clauses (i) or (ii) above, as applicable, all such field examinations shall be at the expense of the Borrowers.

         6.14. Anti-Terrorism Laws. Not nor shall any of their respective Affiliates (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Borrowers shall deliver to Lenders any certification or other evidence, from time to time requested by any Lender in its sole discretion, confirming Borrowers' compliance with this Section 6.14.

         6.15. Tax Shelter Provisions. Not treat, nor intend to treat, the Advance and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower has determined to take any action inconsistent with such intention, such Borrower will promptly (1) notify Agent hereof, and (2) deliver to Agent a duly completed copy of IRS Form 8886 or any successor form. If any Borrower so notifies the Agent, such Borrower acknowledges that one or more of Lenders may treat its Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

VII.     NEGATIVE COVENANTS

         No Borrower shall, until satisfaction in full of the Obligations and termination of this Agreement:

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

         7.1. Merger, Consolidation, Acquisition and Sale of Assets.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as provided in Section 4.3.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except the endorsement of checks in the ordinary course of business.

         7.4. Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except (i) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, and (ii) loans by LSI and Technologies to LESCO.

         7.6. [Intentionally Omitted.]

         7.7. Dividends. Except for (i) non-cash dividends made in accordance with the terms of any Borrower's incentive compensation plans, or (ii) dividends made by LSI and Technologies to LESCO, or (iii) the purchase of shares of LESCO's Series B preferred stock prior to March 31, 2004, declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Borrower except that so long as (a) a notice of termination with regard to this Agreement shall not be outstanding,
(b) no Event of Default or Default shall have occurred, and (c) the purpose for such purchase, redemption or dividend shall be as set forth in writing to Agent at least ten (10) days prior to such purchase, redemption or dividend and such purchase, redemption or dividend shall in fact be used for such purpose, LESCO shall be permitted to pay cash dividends and make cash redemptions not to exceed $15,000,000 in the aggregate; provided, however, that after giving effect to such payment of cash dividends or cash redemptions (A) the Borrowers shall have Undrawn Availability of greater than (x) $10,000,000 at all times during the period from April 1 through November 30 in any year, and
(y) $5,000,000 at all times during the period from December 1 through March 31 in any year, (B) the Fixed Charge Coverage Ratio, calculated on a pro forma basis as of the end of the most recent fiscal quarter for the four fiscal quarters then ended, would not be less than 1.10 to 1.00, (C) Net Worth shall be not less than $50,000,000, and (D) there shall not exist any Event of Default or Default.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (v) Indebtedness to Lenders; (vi) Indebtedness incurred for capital expenditures; (vii) Indebtedness set forth on Schedule 7.8; (iv) Indebtedness of LESCO to LSI and Technologies, and (v) other unsecured Indebtedness not in excess of $5,000,000 at any one time outstanding.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11. Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized) if after giving effect thereto, aggregate annual rental payments for all leased property in the aggregate for all the Borrowers would exceed (i) $24,000,000 in the fiscal year ended December 31, 2004, (ii) 28,000,000 in the fiscal year ended December 31, 2005; or (iii) $32,000,000 in the fiscal year ended December 31, 2006 or thereafter.

         7.12. Subsidiaries.

                  (a) Form any Subsidiary.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13. Fiscal Year and Accounting Changes. Change its fiscal year from January 1 to December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower's business as conducted on the date of this Agreement.

         7.15. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws unless required by law.

         7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and
Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any defined benefit pension plan where such event could result in any material liability for underfunding of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to
Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply in all material respects, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17. Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower.

         7.18. Other Agreements. Enter into any amendment or modification of (i) the Accounts Sales Agreement, (ii) the Disputanta Note or amend, modify, release or compromise the payments due thereunder; amend the Security Agreement which secures the Disputanta Note or release any collateral thereunder; or enter into any material amendment, waiver of modification of the Disputanta Sales Agreement.

VIII.    CONDITIONS PRECEDENT

         8.1. Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note; Other Documents. Agent shall have received the Notes and the Other Documents duly executed and delivered by an authorized officer of each Borrower;

                  (b) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) Corporate Proceedings of Borrowers. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors or Board of Managers of each Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Mortgage, any related agreements, (collectively the "Documents") and
(ii) the granting by each Borrower of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) Incumbency Certificates of Borrowers. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) [Intentionally Omitted.]

                  (f) [Intentionally Omitted.]

                  (g) Certificates. Agent shall have received a copy of the Articles or Certificate of Incorporation or Articles of Organization of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws or Operating Agreement of each Borrower and all agreements of each Borrower's shareholders certified as accurate and complete by the Secretary of each Borrower;

                  (h) Good Standing Certificates. Agent shall have received good standing certificates for each Borrower dated not more than forty-five (45) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of each Borrower's business activities or the ownership of its properties necessitates qualification;

                  (i) Legal Opinion. Agent shall have received the executed legal opinions of Baker & Hostetler and Gary E. Martinelli & Associates, P.C. in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Mortgages and related agreements as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                  (j) No Litigation. (viii) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ix) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (k) Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(k).

                  (l) Collateral Examination. Agent shall have completed Collateral examinations, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables and Inventory and all books and records in connection therewith;

                  (m) Fees. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof and the Fee Letter;

                  (n) Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements which shall be satisfactory in all respects to Lenders;

                  (o) Payment of Existing Indebtedness. The Indebtedness under the Existing Loan Agreement shall be indefeasibly paid in full, and the Existing Loan Agreement shall have been terminated. The IRB Letter of Credit shall be deemed to become a Letter of Credit issued pursuant to this Agreement, and the obligations of LESCO under the Reimbursement Agreement shall become part of the Obligations set forth in this Agreement.

                  (p) Accounts Sales Agreement. The Borrowers shall have delivered to the Agent true and correct copies of the Accounts Sales Agreement, GE Program Agreement, and all related documents, and the Intercreditor Agreement executed by GE Capital, which agreements shall be satisfactory in form and content to the Agent and the Lenders, and GE Capital shall have funded the initial purchase of Receivables of LESCO under the Accounts Sales Agreement.

                  (q) Insurance. Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Agent as a co-insured;

                  (r) Title Insurance. Subject to Section 6.7, Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property and Leasehold Interests subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Real Property or Leasehold Interests with no exceptions which Agent shall not have approved in writing;

                  (s) Environmental Reports. Agent shall have received environmental survey assessments previously prepared by independent environmental engineering firms with respect to the Real Property located in Avon Lake, Ohio, Hatfield, Massachusetts, and Sebring, Florida;

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

                  (t) Payment Instructions. Agent shall have received written instructions from Borrowers directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (u) Projections. Agent shall have received the Projections which shall be acceptable to the Agent and the Lenders;

                  (v) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (w) No Adverse Material Change. (i) since December 31, 2002, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                  (x) Leasehold Agreements. Subject to Section 6.8, Agent shall have received landlord and warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrowers at which Inventory is located;

                  (y) Mortgage. Agent shall have received in form and substance satisfactory to Lenders (i) an executed Mortgage for each owned Real Property and Leasehold Interest other than the Real Property located at Wellington, Ohio, Windsor, New Jersey, Martins Ferry, Ohio and Stockton, California; and

                  (z) Contract Review. Agent shall have reviewed all material contracts of Borrowers including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (aa) Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (bb) Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;

                  (cc) Undrawn Availability. After giving effect to the initial Advances hereunder, including, without limitation, payment in full of the loans outstanding under the Existing Credit Agreement, Borrowers shall have Undrawn Availability of at least $15,000,000; and

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

                  (dd) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

         8.2. Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWER.

         Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower's reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2. Borrowing Base; Schedules. Deliver to Agent on or before the fifteenth (15th) day of each month as and for the prior month (a) Inventory reports, and (b) a Borrowing Base Certificate (which shall be calculated as of the last day of the prior month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). Notwithstanding the foregoing, if on any date after the Closing Date either (i) Undrawn Availability is less than $20,000,000 on any date during the period from April 1 through November 30 in any year, or (ii) Undrawn Availability is less than $10,000,000 on any date during the period from December 1 through March 31 in any year, then the Inventory reports shall be delivered to the Agent on a weekly basis on Tuesday of each week evidencing the Inventory as of the previous Friday. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. Consummation of Bank Products TC "9.3. Consummation of Bank Products " \f C \l "2" Promptly notify Agent prior to effecting any Interest Rate Protection Agreement or other Bank Product with a Lender or an Affiliate of a Lender other than PNC Bank and its Affiliates, in order to permit Agent to establish any Bank Product Reserve deemed proper and necessary by Agent.

         9.4. Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

         9.5. Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrowers propose to take with respect thereto.

         9.6. Government Receivables. Notify Agent promptly if any of its Receivables arise out of contracts between any Borrower and the United States or any department, agency or instrumentality thereof.

         9.7. Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and, with respect to the consolidated balance sheet and consolidated statements, reported upon without qualification by an independent certified public accounting firm selected by Borrowers and reasonably satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.6 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by such Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.6 and 7.11 hereof, including, without limitation, a calculation of the Fixed Charge Coverage Ratio.

         9.8. Quarterly Financial Statements. Furnish Agent within 45 days after the end of each fiscal quarter, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of each Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.6 and 7.11 hereof, including, without limitation, a calculation of the Fixed Charge Coverage Ratio.

         9.9. Monthly Financial Statements. Furnish Agent within thirty (30) days after the end of each month (except for the month of December, for which such statements shall be provided within sixty (60) days of each December 31), an unaudited consolidated balance sheet of Borrowers and unaudited consolidated statements of income and stockholders' equity and cash flow of Borrowers reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Borrowers. The reports shall be accompanied by a certificate of each Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.6 and 7.11 hereof, including, without limitation, a calculation of the Fixed Charge Coverage Ratio.

         9.10. Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to its stockholders.

         9.11. Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without limitation (a) copies of all environmental audits and reviews, (b) without the necessity of any request by the Agent, at least thirty (30) days prior thereto, notice of any Borrower's opening of any new office or place of business or any Borrower's closing of any existing office or place of business, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

         9.12. Projected Operating Budget. Furnish Agent, no later than thirty
(30) days prior to the beginning of each Borrower's fiscal years commencing with fiscal year 2004, a month by month projected operating budget and cash flow of Borrowers on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared..

         9.13. Variances From Operating Budget. Upon request of Agent, furnish Agent, concurrently with the delivery of the financial statements referred to in
Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrowers pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14. Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are reasonably requested by Lender, and (iv)

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copies of any material notices and other communications from any Governmental
Body or Person which specifically relate to any Borrower.

         9.15. ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code for which an exemption is not available) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing defined benefit pension plan or the establishment of any new defined benefit pension plan or the commencement of contributions to any defined benefit pension plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. Additional Documents. Execute and deliver to Agent, upon reasonable request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

         9.17. Tax Shelter Provisions. Deliver to Agent promptly after any Borrower determines that it intends to treat any of the Advances, Letters of Credit or related transactions as being a "reportable transaction" as provided in Section 6.15.

                  (1) a written notice of such intention to Agent; and

                  (2) a duly completed copy of IRS Form 8886 or any successor form.

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X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

         10.2. any representation or warranty made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by any Borrower to (i) furnish financial information when due or when reasonably requested, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower's property, except for Permitted Encumbrances;

         10.5. except as otherwise provided for in Sections 10.1 and 10.3, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between any Borrower and Agent or any Lender except for a failure or neglect of any Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 6.4 or 9.6 hereof which is cured within five (5) days from the occurrence of such failure or neglect;

         10.6. any judgment or judgments are rendered or judgment liens filed against any Borrower for an aggregate amount in excess of $450,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

         10.7. any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8. any Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any Affiliate or any Subsidiary of any Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         10.10. any change in any Borrower's condition or affairs (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;

         10.11. any Lien created hereunder or provided for hereby or under any related agreement which relates to Collateral having a value in excess of $500,000 individually or in the aggregate for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.12. a Termination Event, as such term is defined in the Accounts Sales Agreement, shall have occurred.

         10.13. a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

         10.14. [Intentionally Omitted.]

         10.15. any Change of Ownership or Change of Control shall occur;

         10.16. any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Agent;

         10.17. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any material license, permit, patent trademark or tradename of any Borrower, the continuation of which is material to the continuation of any Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty
(60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

         10.18. any portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.19. an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Borrower. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Borrower's premises or other premises without legal process and without incurring liability to any Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrowers to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to

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the reasonable costs, expenses and attorneys' fees and expenses incurred by
Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Agent and Lenders therefor.

         11.2. Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3. Setoff. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply any Borrower's property held by Agent and such Lender to reduce the Obligations.

         11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

         11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:

         FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under this Agreement and the Other Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of this Document;

         SECOND, to payment of any fees owed to the Agent;

         THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under this Agreement and the Other Documents or otherwise with respect to the Obligations owing to such Lender;

         FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

         FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of the outstanding Letters of Credit);

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         SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above;

         SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied
(A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS

WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until December 30, 2006 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations.

         13.2. Termination. The termination of the Agreement shall not affect any Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Agent and Lenders with an indemnification reasonably satisfactory to Agent and Lenders with respect thereto. Accordingly, each Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.     REGARDING AGENT.

         14.1. Appointment, Intercreditor Agreement. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter and Section 3.4), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs Agent to execute and deliver the Intercreditor Agreement, and each Lender acknowledges and agrees that the Intercreditor Agreement shall be binding on each such Lender. As to any matters not expressly provided for

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by this Agreement or the Intercreditor Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Borrower. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3. Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of any Borrower, or the existence of any Event of Default or any Default.

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         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care other than for Agent's gross negligence or willful misconduct.

         14.6. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document;

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

provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8. Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.10, 9.12, 9.13 and the Borrowing Base Certificate from any Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10. Borrowers' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

         14.11. No Reliance on Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any program involving any of the following items relating to or in connection with any of the Borrowers, their Affiliates or their agents, this Agreement or the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recording keeping, (3) comparisons with government lists,
(4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.

XV.      BORROWING AGENCY.

         15.1. Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

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

                  (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof. Each Borrower waives all suretyship defenses.

         15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.     MISCELLANEOUS.

         16.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any judicial proceeding brought by or against any Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of Ohio, United States of America, and, by execution and delivery of this Agreement, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by personal service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower's Agent for the purpose of accepting service within the State of Ohio. Nothing

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

herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction. Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Cuyahoga, State of Ohio.

         16.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

         (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrowers may, subject to the provisions of this Section
16.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrowers thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                                    (i) increase the Maximum Revolving Advance
                           Amount or the Commitment Percentage or maximum dollar commitment of any Lender.

                                    (ii) extend the maturity of any Note or the
                           due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrowers to Lenders pursuant to this Agreement.

                                    (iii) alter the definition of the term
                           Required Lenders or alter, amend or modify this
                           Section 16.2(b).

                                    (iv) release any Collateral during any
                           calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000, or, except in mergers, consolidations, sales and other dispositions of any Borrower permitted under Section 7.1 hereof, release such Borrower from its Obligations hereunder.

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

                                    (v) change the rights and duties of Agent.

                                    (vi) permit any Revolving Advance to be made
                           if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive Business Days or exceed one hundred and five percent (105%) of the Formula Amount.

                                    (vii) increase the Inventory Advance Rates
                           above the Inventory Advance Rates in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrowers, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrowers, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such Lender shall not respond or reply to Agent in writing within ten (10) days of delivery of such request, such Lender shall be deemed not to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest, fees and other amounts due such Lender hereunder, which interest, fees and other amounts shall be paid when collected from Borrowers. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         Notwithstanding (a) the existence of a Default or an Event of Default,
(b) that any of the other applicable conditions precedent set forth in Section
8.2 hereof have not been satisfied or (c) any other provision of this Loan Agreement, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to five percent (5%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be "Eligible Inventory" becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.

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

         In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion,
(A) after the occurrence and during the continuation of a Default or an Event of Default, or (b) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (iii) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances the outstanding Revolving Advances do not exceed one hundred and five percent (105%) of the Formula Amount."

         16.3. Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Each Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrowers shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may with the consent of Agent which shall not be unreasonably withheld or delayed sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor

Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrowers shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrowers, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Each Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrower.

         16.4. Application of Payments, Overadvances for GE Capital Proceeds. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.

                  (a) To the extent that any Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

                  (b) In the event that within sixty (60) days after any date on which Agent has applied GE Capital Proceeds in an aggregate amount for that date not exceeding $10,000 to any portion of the Obligations or in the event that within thirty (30) days after any date on which Agent has applied GE Capital Proceeds in an aggregate amount for that date in excess of $10,000 to any portion of the Obligations and, in either event, GE Capital has provided notice thereof (a

"GE Proceeds Notice") within such time to Agent and Borrowing Agent (a copy of which Agent shall promptly provide to the Lenders):

                  (i) Each Lender shall, within three (3) Business Days of the date of receipt by Agent of the GE Proceeds Notice, make an Advance (a "GE Proceeds Advance") in an amount equal to its Commitment Percentage of the amount by which the GE Capital Proceeds which were applied to the Obligations and described in the GE Proceeds Notice exceeds the amount of Undrawn Availability on the date of such Advance;

                  (ii) Each Lender's GE Proceeds Advance shall be made in immediately available funds to the Agent and, to the extent of its receipt of GE Proceeds Advances from the Lenders in such funds, Agent shall transmit the same to GE Capital as directed by the GE Proceeds Notice;

                  (iii) Each GE Proceeds Advance shall be immediately due and payable by Borrowers, jointly and severally, at the Payment Office without the necessity of any demand, and at all times until paid shall accrue interest at the Default Rate as a Domestic Rate Loan;

                  (iv) Each Lender shall be obligated unconditionally and irrevocably to make GE Proceeds Advances in accordance with this
         Section 16.4, notwithstanding that there is no Undrawn Availability or that any other condition to the making of Advances has not been satisfied.

                  (v) To avoid duplication of Obligations relating to GE Proceeds Advances, to the extent of the GE Proceeds Advances made by Lenders, the Obligations intended to have been satisfied by the related GE Capital Proceeds which were applied to the Obligations shall, solely to the extent of the GE Proceeds Advances made by Lenders, be revived and continue as if such amount had not been received by Agent or any such Lenders.

         16.5. Indemnity. Each Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the party being indemnified.

         16.6. Notice. Except as otherwise provided in Section 16.1, any notice or request hereunder may be given to Borrowing Agent or any Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Loan Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this
Section 16.6. Any Notice shall be effective:

                  (a) In the case of hand-delivery, when delivered;

                  (b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                  (c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

                  (d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                  (e) In the case of electronic transmission, when actually received;

                  (f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and

                  (g) If given by any other means (including by overnight courier), when actually received.

         Any Lender giving a Notice to Borrowing Agent or any Borrower shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Lenders of its receipt of such Notice.

         (A)      If to Agent or PNC at:      PNC Bank, National Association
                                              One PNC Plaza, 6th Floor
                                              249 Fifth Avenue
                                              Pittsburgh, PA  15222
                                              Attention:      James M. Steffy
                                              Telephone:      (412) 768-6387
                                              Telecopier:     (412) 768-4369
         with a copy to:...                   PNC Bank, National Association
                                              PNC Firstside Center
                                              500 First Avenue, 4th Floor
                                              Pittsburgh, PA  15219
                                              Attention:      Lisa Pierce
                                              Telephone:      (412) 762-6442
                                              Telecopier:     (412) 762-8672

                                              and a copy to:
                                              Buchanan Ingersoll PC
                                              301 Grant Street, 20th Floor
                                              Pittsburgh, PA  15219
                                              Attention:      Thomas S. Galey
                                              Telephone:      (412) 562-3927
                                              Telecopier:     (412) 562-1041

         (B) If to a Lender other than Agent, as specified on the signature pages hereof.

         (C)      If to Borrowing Agent
                  or any Borrower, at:        LESCO, Inc.
                                              15885 Sprague Road
                                              Strongsville, OH 44136
                                              Attention: Chief Financial Officer
                                              Telephone: (440) 783-9250
                                              Telecopier: (440) 783-2074

                  with a copy to:             LESCO, Inc.
                                              15885 Sprague Road
                                              Strongsville, OH  44136
                                              Attention:  Law Department
                                              Telephone:  (440) 783-9250
                                              Telecopier: (440) 783-2074

                                              and

                                              Baker & Hostetler LLP
                                              3200 National City Center
                                              1900 East Ninth Street
                                              Cleveland, OH  44114
                                              Attention:   M.H. (Bart) Sauer III
                                              Telephone:   (216) 621-0200
                                              Telecopier:  (216) 696-0740

         16.7. Survival. The obligations of Borrowers under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), and 16.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations. The obligations of the Lenders to the Agent under Section

14.7 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         16.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent on its behalf or on behalf of Lenders (a) in connection with the entering into, modification, amendment, and administration of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (b) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (c) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' Account and shall be part of the Obligations. All costs and expenses including, without limitation, reasonable attorneys' fees (including the allocated costs of in house counsel) and disbursements incurred by Agent or Lenders (a) in all efforts made to enforce payment of any Obligation, enforcement of this Agreement or effect collection of any Collateral, or (b) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with any Borrower, may be charged to Borrowers' Account and shall be part of the Obligations.

         16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         16.11. Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         16.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         16.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         16.15. Confidentiality; Sharing Information.

                  (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders, and
(c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify the applicable Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

         Notwithstanding anything herein to the contrary, the information subject to this Section 16.15 shall not include, and Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Income Tax Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portion of the document or similar item that relate to the tax treatment or tax structure of the Advances, Letters of Credit and transactions contemplated hereby.

                  (b) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Borrower hereby authorizes each Lender to share any information delivered to such Lender by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section
16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.

         16.16. PNC Consent. Any provision of the Reimbursement Agreement to the contrary notwithstanding, PNC's execution and delivery of this Agreement constitutes its consent to the consummation of the transactions contemplated herein, and any default or event of default under the Reimbursement Agreement caused solely by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder are hereby waived. Other than the foregoing waiver, PNC expressly retains all rights and remedies under the Reimbursement Agreement.]

         16.17. Publicity. Each Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrowers, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

                            [SIGNATURE PAGES FOLLOW]

                [SIGNATURE PAGE TO CREDIT AND SECURITY AGREEMENT]

Each of the parties has signed this Agreement as of the day and year first above written.

                                   LESCO, INC.

                                   By:____________________________(SEAL)
                                   Name: Jeffrey L. Rutherford
                                   Title: Senior Vice President and Chief
                                          Financial Officer

                                   Address: 15885 Sprague Road
                                            Strongsville, OH 44136

                                   LESCO SERVICES, INC.

                                   By:____________________________(SEAL)
                                   Name:  Jeffrey L. Rutherford
                                   Title: Vice President and Chief Financial
                                          Officer

                                   Address: 15885 Sprague Road
                                            Strongsville, OH 44136

                                   LESCO TECHNOLOGIES, LLC

                                   By:____________________________(SEAL)
                                   Name:  Jeffrey L. Rutherford
                                   Title: Vice President and Chief Financial
                                          Officer

                                          --------------------------------------

                                   Address: 15885 Sprague Road
                                            Strongsville, OH 44136

                                   AIM LAWN & GARDEN PRODUCTS, INC.

                                   By:____________________________(SEAL)
                                   Name:  Jeffrey L. Rutherford
                                   Title: Vice President and Chief Financial
                                          Officer

                                   Address: 15885 Sprague Road
                                            Strongsville, OH 44136

                                   PNC BANK, NATIONAL ASSOCIATION, as
                                   Lender and as Agent

                                   By:___________________________________
                                   Name:________________________________
                                   Title:_________________________________

                                   Address: PNC Bank, National Association
                                            One PNC Plaza, 6th Floor
                                            249 Fifth Avenue
                                            Pittsburgh, PA  15222
                                            Attention: James M. Steffy
                                   Commitment Percentage:  40%

                                   KEYBANK NATIONAL ASSOCIATION

                                   By:___________________________________
                                   Name: Michael F. McCullough
                                   Title: Senior Vice President

                                   Address: KeyBank National Association
                                            127 Public Square
                                            Cleveland, Ohio  44114
                                            Attention: Michael F. McCullough
                                                       Senior Vice President

                                   Commitment Percentage:  40%

                                   HARRIS TRUST & SAVINGS BANK

                                   By:___________________________________
                                   Name:________________________________
                                   Title:_________________________________

                                   Address:    _____________________________
                                               _____________________________

                                   Commitment Percentage:  20%

STATE OF OHIO              )
                           ) ss.
COUNTY OF CUYAHOGA         )

         On this _____ day of December, 2003, before me personally came Jeffrey
L. Rutherford, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of LESCO, Inc., and the Vice President and Chief Financial Officer of each of LESCO Services, Inc., LESCO Technologies, LLC and Aim Lawn & Garden Products, Inc., all of the foregoing entities described in and which executed the foregoing instrument; that he knows the seal of said entities; that the seals affixed to said instrument are such seals; that they were so affixed by order of the board of directors or managers of said entities, and that he signed his name thereto by like order.

                                                     -------------------------
                                                     Notary Public

MY COMMISSION EXPIRES:

COMMONWEALTH OF PENNSYLVANIA        )
                                    ) ss.
COUNTY OF ALLEGHENY                 )

         On this _____ day of December, 2003, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of PNC BANK, NATIONAL ASSOCIATION, the ______________ described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said
_____________.

                                                     -------------------------
                                                     Notary Public

MY COMMISSION EXPIRES:

STATE OF OHIO     )
                  ) ss.
COUNTY OF_______  )

         On this _____ day of December, 2003, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is the ___________________of KEYBANK NATIONAL ASSOCIATION, the ____________________ described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said
_________________________.

                                                     -------------------------
                                                     Notary Public

MY COMMISSION EXPIRES:

STATE OF _____________        )
                              ) ss.
COUNTY OF_______              )

         On this _____ day of December, 2003, before me personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is the ___________________of HARRIS TRUST & SAVINGS BANK, the ____________________ described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said
_________________________.

                                                     -------------------------
                                                     Notary Public

MY COMMISSION EXPIRES:

                                 SCHEDULE 1.2(a)

                                  PRICING GRID

                                                                                                                    LETTER OF
                                                               ALTERNATE BASE    EURODOLLAR        LETTER OF         CREDIT
               FIXED CHARGE COVERAGE                               RATE             RATE            CREDIT          ISSUANCE
   LEVEL               RATIO                FACILITY FEE          SPREAD           SPREAD            FEES              FEE
I            Equal to or less than 1.5          .50%                 .25%          2.50%             2.50%            .150%
             to 1.0

II           Greater than 1.5 to 1.0            .45%                   0%          2.25%             2.25%            .125%
             but equal to or less than
             2.0 to 1.0

III          Greater than 2.0 to 1.0            .40%                   0%          2.00%             2.00%            .125%

For purposes of determining the Applicable Margin, the Facility Fee, the Letter of Fees and the Agent's fee for issuance of Letters of Credit:

         (i) During the period from the Closing Date until the first day of the month following Borrowers' delivery to Agent of Borrowers' audited financial statements for the fiscal year ended December 31, 2003 pursuant to Section 9.7, the Applicable Margin, the Facility Fee, the Letter of Fees and the Agent's fee for issuance of Letters of Credit shall not be less than the percentages set forth in Level II above; and

         (ii) Subject to the preceding paragraph, on the first day of the month following Borrowers' delivery to Agent of Borrowers' quarterly financial statements pursuant to Section 9.8, the Applicable Margin, the Facility Fee, the Letter of Fees and the Agent's fee for issuance of Letters of Credit shall be adjusted (if applicable) based upon the Fixed Charge Coverage Ratio evidenced in such financial statements and the relevant percentages in the Pricing Grid set forth in this Schedule 1.2(a).

                         List of Exhibits and Schedules

Exhibits
Exhibit 2.1(a)                      Revolving Credit Note
Exhibit 5.5(b)                      Financial Projections
Exhibit 6.6                         Projected EBITDA
Exhibit 6.9                         Acknowledgment and Estoppel
Exhibit 8.1(k)                      Financial Condition Certificate
Exhibit 14.1                        Intercreditor Agreement
Exhibit 16.3                        Commitment Transfer Supplement
Exhibit A                           Borrowing Base Certificate

Schedules
Schedule 1.2(a)                     Pricing Grid
Schedule 1.2(p)                     Permitted Encumbrances
Schedule 2.9                        Letters of Credit (on Closing Date)
Schedule 4.5                        Equipment and Inventory Locations
Schedule 4.15(c)                    Location of Executive Offices
Schedule 4.19                       Real Property
Schedule 5.2(a)                     States of Qualification and Good Standing
Schedule 5.2(b)                     Subsidiaries
Schedule 5.4                        Federal Tax Identification Number
Schedule 5.6                        Prior Names
Schedule 5.7                        Environmental
Schedule 5.8(b)                     Litigation
Schedule 5.8(d)                     Plans
Schedule 5.9                        Intellectual Property, Source Code Escrow Agreements
Schedule 5.10                       Licenses and Permits
Schedule 5.14                       Labor Disputes
Schedule 5.19                       Interest Rate Protection Agreements
Schedule 7.8                        Indebtedness